                                    BYLAWS

                                      OF

                      GREEN TREE FLOORPLAN FUNDING CORP.


                                  ARTICLE I.
                                  ----------

                           Meetings of Stockholders
                           ------------------------

          Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such time, on such day and at such place, within or without the State of Delaware as shall be designated by the Board of Directors.

          Section 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or by the Secretary at the request in writing of a majority of either the members of the Board of Directors or the stockholders entitled to vote.

          Section 3. Time and Place of Meetings. All meetings of the stockholders shall be held at such times and places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or by the President with respect to special meetings, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given, at least fifteen (15) days in the case of an annual meeting, and ten (10) days in the case of a special meeting, before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by mailing such notice in a postage prepaid envelope addressed to the stockholder at the stockholder's last post office address appearing on the stock records of the Corporation. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. At special meetings of stockholders no business other than that specified in the notice of the meeting or germane thereto shall be transacted at such meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given. Notice of any meeting of stockholders may be waived in writing by a majority of the stockholders entitled to vote thereat.

          Section 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of
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stock of the Corporation, issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

          Section 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

          (a)  the President;

          (b) the Vice President designated by the Board of Directors to act as chairman of said meetings and to preside thereat;

          (c) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary, or, if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          Section 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat, provided that at special meetings of stockholders no business other than that specified in the notice of the meeting or germane thereto shall be transacted.

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          Section 8.  Voting.  Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by the stockholder and registered in the stockholder's name on the books of the Corporation on the date fixed or determined pursuant to the provisions of Section 5 of Article V of these Bylaws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.

          Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Subject to Article II, Section 3, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder's proxy, if there be such proxy.

          Section 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to said meeting either at a place within the city where said meeting is to be held and which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held, and such list shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 10. Inspectors or Judges. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If the inspectors or judges shall not be so appointed, or if any of them shall fail to appear or act, the chairman of such
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meeting shall appoint the inspectors or judges, or such replacement or replacements therefor, as the case may be. Such inspectors or judges, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspectors or judges at meetings for which they are appointed. At such meeting, the inspectors or judges shall receive and take in charge the proxies and ballots and decide all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes. An inspector or judge need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector or judge on any question other than a vote for or against his election to any position with the Corporation.

          Section 11. Action Without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE II.
                                  -----------

                              Board of Directors
                              ------------------

          Section 1. General Powers. Subject to the provisions of the Certificate of Incorporation of the Corporation, the business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board of Directors, to appoint committees of the Board of Directors, the membership of which may consist of one or more directors, and which may, except as limited by the Certificate of Incorporation of the Corporation, advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation of the Corporation or by these Bylaws.

                                      -4-
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          Section 2.  Number and Term.  Subject to the requirements of the laws of the State of Delaware, the number of directors shall be no less than three (3) and no more than seven (7). Subject to Article IX of the Certificate of Incorporation of the Corporation, each of the directors of the Corporation shall hold office until the expiration of his term and until his successor shall be elected or until their earlier death, resignation, retirement, disqualification or removal. Directors need not be stockholders.

          Section 3.  Election of Directors.  Subject to the requirements of
Article IX of the Certificate of Incorporation of the Corporation, at each meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Such election shall be by ballot, provided, however, a nomination shall be accepted and votes cast for a nominee shall be counted by the inspectors or judges of the election, only if the Secretary of the Corporation has received at least 24 hours prior to the meeting a statement over the signature of the nominee that he consents to being a nominee and, if elected, intends to serve as a director.

          Section 4. Organization and Order of Business. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

          (a)  the President;

          (b)  any Vice President designated by the Board of Directors; or

          (c) any director chosen by a majority of the directors present thereat.

The Secretary, or in case of his absence any Assistant Secretary (who shall be present thereat) or the person (who shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board of Directors shall be determined by the chairman of such meeting.

          Section 5. Resignations. Subject to the requirements of Article IX of the Certificate of Incorporation of the Corporation, any director may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

                                      -5-
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          Section 6.  Vacancies, etc.  Subject to the requirements of Article IX of the Certificate of Incorporation of the Corporation, in case of any vacancy on the Board, a director to fill the vacancy for the unexpired portion of the term may be elected by the holders of shares of stock of the Corporation entitled to vote in respect thereof at an annual or special meeting of said holders or by a majority of the directors of the Corporation then in office though less than a quorum.

          Section 7. Removal. Subject to the requirements of Article IX of the Certificate of Incorporation of the Corporation, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for that purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

          Section 8.  Increase of Number.  Subject to the requirements of
Article IX of the Certificate of Incorporation of the Corporation, the number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.

          Section 9. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          Section 10. First Meeting. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business; provided that a quorum of the whole Board of Directors and the Director or Directors elected pursuant to Article IX of the Certificate of Incorporation of the Corporation shall be present at such meeting. Such meeting shall be held at the time and place theretofore fixed by the Board for the next regular meeting of the Board and no notice thereof need be given; provided, however, that the Board may determine that such meeting shall be held at a different place and time but notice thereof shall be given in the manner hereinafter provided for special meetings of the Board.

          Section 11. Regular Meetings. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which
                                      -6-
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would otherwise be held on that day shall be postponed until the same hour on the same day of the next succeeding week in which such day shall not be a legal holiday at such place, or at such other time and place as the Board shall determine in which event notice thereof shall be given.

          Section 12. Special Meetings: Notice. Special meetings of the Board shall be held whenever called by the President or by one of the directors at the time in office. The Secretary shall give notice to each director as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to the director at his residence or usual place of business, at least ten (10) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile, telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him in writing or by facsimile, telegraph, cable, wireless or other form of recorded communication, before, during or after such meeting, or if he shall be present at such meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

          Section 13. Quorum and Manner of Acting. Subject to the requirements of the Certificate of Incorporation of the Corporation, and except as otherwise provided in these Bylaws, the Certificate of Incorporation of the Corporation, or by law, a majority of the members of the Board of Directors at the time in office and the directors required by Article IX of the Certificate of Incorporation of the Corporation shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of directors present at any such meeting, at which a quorum is present, shall be necessary for the adoption of any resolution or act of the Board. In the absence of a quorum, a majority of the Board of Directors may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

          Section 14. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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          Section 15.  Committees.  The Board of Directors may appoint standing committees of its members. Unless otherwise restricted by the Certificate of Incorporation of the Corporation, such committees shall have such powers as are conferred by the Bylaws or authorized by the Board of Directors. The members of all standing committees shall be appointed annually at the first meeting of the Board of Directors after the annual meeting of the stockholders and shall continue as members until their successors are appointed, subject to the power of the Board to remove any member of a committee at any time and to appoint a successor. At least one Independent Director, as defined in Article IX of the Certificate of Incorporation, shall be a member of each such committee.

          Section 16. Meeting by Communications Equipment. Members of the Board of Directors or any committee appointed by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                 ARTICLE III.
                                 ------------

                                   Officers
                                   --------

          Section 1. Election. Appointment. Term of Office. The Executive Officers of the Corporation shall consist of a President and such number of Vice Presidents, if any, as the Board of Directors may determine from time to time. There shall also be a Treasurer, who may also be the President or a Vice President. There shall also be a Secretary.

          Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

          The Board of Directors may also elect such other officers and agents as it may deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board.

          All Executive Officers and other officers of the Corporation shall be regularly elected by the majority vote of the whole Board of Directors at its first meeting after the annual meeting of the stockholders and shall hold office until the first meeting of the Board after the next annual meeting of the stockholders, and until their successors are elected.

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          If additional officers are elected or appointed during the year pursuant to Section 1 or Section 2 of this Article III, they shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected and until their successors are elected or appointed.

          A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office in Section 1 and Section 2 of this Article III.

          All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors, either for or without cause, by an affirmative vote of a majority of the entire Board of Directors, at any regular meeting or at any special meeting.

          Section 2. President. The President shall be the chief executive officer of the Corporation, and shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, he shall be in general and active charge of the entire business and all the affairs of the Corporation and shall be its chief policymaking officer. He shall have the primary responsibility for continuing the separate status of the Corporation from any affiliated corporation and the proper segregation of corporate assets from the assets of third parties who may have possession of assets of the Corporation. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment of such employees, agents and officers (subject to subsequent election by the Board of Directors pursuant to Section 1 of this
Article III) as may be required to carry on the operations of the business, and he shall have authority to fix the compensation of such agents and officers. He shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided herein.

          Section 3. Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board of Directors at the time of his election and such other powers and duties as may be assigned to him from time to time by the President or the Board of Directors.

          Section 4. Treasurer. The Treasurer shall be the chief financial officer and principal accounting officer of the Corporation, and shall be responsible for safeguarding the cash and securities of the Corporation and the formulation of the investment and financial policies of the Corporation. He shall keep a full and accurate account of all monies received and paid on account of the corporation and shall render a statement of his accounts whenever the Board of Directors shall require. He shall have such other powers and duties as may be assigned to him by the President or the Board of Directors. In the absence of the Treasurer, or such

                                      -9-
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person as shall be designated by the President to act in such capacity, the
President shall perform the duties of the Treasurer.

          Section 5. Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and as provided in Section 6 of Article I and Section 4 of
Article II, shall keep the minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, as well as of all proceedings at all meetings of committees of the Board of Directors on which he has served as secretary and, where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. He shall perform such other duties as may be assigned to him from time to time by the President or the Board of Directors.

                                  ARTICLE IV.
                                  -----------

                Contracts, Checks, Drafts, Bank Accounts, Etc.
                ----------------------------------------------

          Section 1. Execution of Documents by Officers. All of the Executive Officers of the Corporation elected as provided in Section 1 of Article III of the Bylaws, shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Corporation.

          All appointed officers shall have such powers with respect to execution and delivery of deeds, contracts, mortgages, bonds, debentures and other documents as may be assigned to them by the Board of Directors.

          Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the President or the Treasurer shall direct in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

                                      -10-
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                                  ARTICLE V.
                                  ----------

                          Shares and Their Transfer;
                          --------------------------
                             Examination of Books
                             --------------------

          Section 1. Certificates for Stock. Every holder of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation owned by the stockholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was at the time of signing the President or a Vice President and by the person who was at the time of signing the Treasurer and its seal shall be affixed thereto; provided, however, that the signature of such Executive Officer of the Corporation and of such Treasurer and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled except in cases provided for in Section 4 of this Article VI.

          Section 2. Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article V provided, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

          Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the

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Corporation.  The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Corporation, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

          Section 4. Lost, Stolen, Destroyed and Mutilated Certificates. The owner of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by the Corporation, which is delivered to the Corporation, in the case of a mutilated certificate, or alleged to have been lost, stolen or destroyed, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to furnish evidence to the Corporation, which it shall in its discretion determine is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

          Section 5. Record Date. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

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

          (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

          Section 6. Examination of Books by Stockholders. The Board may determine, from time to time, whether and to what extent, at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware or as authorized by resolution adopted by the Board or by the stockholders of the Corporation entitled to vote in respect thereof.

                                  ARTICLE VI.
                                  -----------

                                 Offices, Etc.
                                 -------------

          Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof shall be The Corporation Trust Corporation.

          Section 2. Other Offices. The Corporation also may have an office or offices other than said office in Section 1 of this Article VI at such place or places, either within or without the State of Delaware, as provided in these Bylaws or as the Board may from time to time appoint or as the business of the Corporation may require.

          Section 3. Books and Records. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Corporation may keep the books and records of the Corporation in such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or the business of the Corporation may require.

                                 ARTICLE VII.
                                 ------------

                                   Dividends
                                   ---------

          Subject to the provisions of law, of the Certificate of Incorporation of the Corporation and of these Bylaws, the Board may declare and pay dividends upon the shares of the stock of the Corporation either (a) out of its net assets in excess of its capital as computed in accordance with the provisions of the laws of the State of Delaware or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current and/or the preceding fiscal year, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable.
Dividends upon the shares of stock of the Corporation may be declared at any regular meeting of the Board of Directors and also at a special meeting, if notice of such proposed action is given as provided in Section 10 of Article II of these Bylaws; provided, however, that the Corporation may declare and pay dividends only in the event that the Board of Directors has determined in good faith that the Corporation will be able to pay its debts in the ordinary course of business after paying such dividends.

                                 ARTICLE VIII.
                                 -------------

                                     Seal
                                     ----

          The corporate seal, if one is adopted by the Board of Directors, shall be in the form as prescribed by the Board of Directors and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Incorporated 1995 Delaware." If the Board of Directors adopts a corporate seal, such seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary or any Assistant Secretary or any other officer authorized by the Board.

                                  ARTICLE IX.
                                  -----------

                                  Fiscal Year
                                  -----------


          The fiscal year of the Corporation shall end on the 31st day of December in each year.

                                  ARTICLE X.
                                  ----------

                               Waiver of Notices
                               -----------------

          Whenever any notice whatever is required to be given pursuant to these Bylaws or by the Certificate of Incorporation of the Corporation or by the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to said notice, or by facsimile, telegraph, cable, wireless or other form of recorded communication, whether before or after the time stated therein, or if such person shall attend a meeting, except when that person attends such meeting for the express purpose of objections at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any notice or written notice of waiver unless so required by the Certificate of Incorporation of the Corporation or by these Bylaws.

                                  ARTICLE XI.
                                  -----------

                                Indemnification
                                ---------------

          Section 1. Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he is or was a director, officer or agent of the Corporation

(which term shall include any predecessor corporation of the Corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article XI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made in advance of the final disposition of a proceeding only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XI or otherwise. Expenses incurred by agents in defending in any action, suit or proceeding, whether civil, criminal, administrative or investigative may be paid by the Corporation upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Section 2. Claims. If a claim under Section 1 of this Article XI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the

Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending in his capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also for the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) or by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending, in his capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this Article XI or otherwise shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

          Section 3. Rights Not Exclusive. The rights conferred on any person by Sections 1 and 2 of this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, these Bylaws, and any agreement, vote of stockholders or disinterested directors or otherwise.

          Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          Section 5. Employees. Persons who are not included as indemnitees under Section 1 of this Article XI but are employees of the Corporation or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

                                 ARTICLE XII.
                                 ------------

                                 Miscellaneous
                                 -------------

          Section 1. Amendments. These Bylaws, as they shall be at any time, may be amended, altered or repealed by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting if the proposed amendment, alteration or repeal is stated in the notice of the special meeting; provided that in no event shall any amendment, alteration or repeal of any Bylaw in any manner impair, or impair the intent of, or be inconsistent with, the Certificate of Incorporation of the Corporation.